UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 28, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1110, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On December 28, 2005, Triangle Petroleum Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank (collectively, the “Investors”) providing for the sale by the Company to the Investors of (i) 7.5% convertible debentures in the aggregate principal amount of $10,000,000 (the “Debentures”) of which $5,000,000 was advanced immediately and (ii) warrants (the “Warrants”) to purchase 1,250,000 shares of the Company’s common stock, exercisable at a price of $5.00 per share until December 28, 2006, of which 625,000 were issued. The second installment of $5,000,000 and 625,000 warrants will be advanced upon the filing by the Company with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below). The principal and accrued interest on the Debentures may be converted into shares of the Company’s common stock at a rate of $5.00 per share, at the option of the holder.

The Debentures mature on the third anniversary of the date of issuance (the “Maturity Date”) and bear interest at the annual rate of 7.5%. The Company is not required to make any payments until the Maturity Date.

Holders may convert, at any time, any amount outstanding under the Debentures into shares of Common Stock of the Company (the “Common Stock”) at a conversion price per share of $4.00.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than May 28, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than February 26, 2006, or if the Registration Statement is not declared effective by June 30, 2006, it is required pay to the Investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the Debentures.

Each Investor has agreed to restrict its ability to convert the Debentures or exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company issued Debentures and Warrants. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG
4.2	Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank
4.3	Convertible Debenture issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated December 28, 2005.
4.4	Convertible Debenture issued to Centrum Bank, dated December 28, 2005.
4.5	Warrant issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated December 28, 2005.
4.6	Warrant issued to Centrum Bank, dated December 28, 2005.
4.7	Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG
4.8	Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: December 30, 2005	BY:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer